                                                                   EXHIBIT 10.13

                         Services and License Agreement
                          Between ActaMed Corporation
                       and United HealthCare Corporation


         This Services and License Agreement (the "Agreement") is made and entered into as of April 4, 1996 (the "Effective Date"), by and between ActaMed Corporation ("ActaMed") and United HealthCare Corporation ("UHC"), for itself and on behalf of each of the Managed Plans which has given its written consent (as hereinafter defined).

                                    RECITALS

         A. ActaMed is in the business of providing electronic data interchange products and services to the health care industry.

         B. UHC, for itself on and behalf of its Affiliates (including The MetraHealth Companies, Inc.), and other entities that UHC may hereafter acquire, and on behalf of the health maintenance organizations identified in Exhibit A hereto that are managed by UHC or an Affiliate thereof and which have given their consent to be bound by this Agreement (which plans which give their consent are referred to herein as the "Managed Plans"), desires to obtain from ActaMed certain software and materials and access to the Network, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows.

         1.       DEFINITIONS.

         1.1 "Affiliate" means with respect to a party, an entity directly or indirectly controlling, controlled by or under common control with such party where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the Effective Date or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists. The Managed Plans shall be considered to be Affiliates of UHC.

         1.2 "Cosmos" means the computer program owned by UHC which is commonly known as Cosmos, and which UHC operates for health care claims adjudication and other business functions.

         1.3 "Enhancements" means changes or additions to application software and documentation that improve existing Functions, add new Functions, or improve performance through changes in the system design or coding.

         1.4 "Functions" means the tasks employed by users to exchange information within the Network.

         1.5 "Licensed Materials" shall mean the Network Software, the ORBIT software (i.e., the ProviderLink billing and registration system), and the documentation, training materials, and other materials related to the Network Software or the Network which are listed on Exhibit B attached to this Agreement. All updates and new versions of such materials are also included in the definition of "Licensed Materials".

         1.6 "Network" means the electronic data interchange ("EDI") system and network operated by ActaMed, which includes the Network Software, including any future versions of the EDI network or products substituting for it which include the basic functionality of the Network Software and network as of the Effective Date, regardless of the name under which it is marketed. The term "Network" specifically excludes any telecommunications network.

         1.7 "Network Software" means the personal computer version of the ProviderLink and ActaLink presentation and network software programs, and all updates to them, which are licensed to users and which allow access to the Network for the transmission and reception of information.

         1.8 "Provider" means a provider of health care services, which is not UHC, an Affiliate of UHC, or operated by UHC.

         1.9      "UHC" means United HealthCare Corporation and its Affiliates.

         2.       LICENSE AND NETWORK ACCESS.

         2.1 ActaMed grants UHC the nonexclusive, nontransferable right to use the Licensed Materials, to reproduce and modify those of the Licensed Materials so designated on Exhibit B, and to access and utilize the services of the Network, for UHC's internal use, on the terms set forth in this Agreement. UHC's internal use shall include use by and/or on behalf of (a) UHC or any UHC Affiliate; and (b) third parties that are purchasers of UHC's products and/or services, including management services, as well as UHC's health care service providers (including, without limitation, NYH Health Plan Services, Inc. ("NYHHPS") and its subsidiaries and/or affiliates pursuant to the First Restated Administrative Services Agreement between UHC and NYHHPS, dated September 1, 1994, as amended from time to time). UHC's access to use the Network will be on the same operational basis which ActaMed offers the Network to its other customers of the Network, except as otherwise provided in this Agreement.

         2.2 UHC shall submit all permitted modifications it makes to the Licensed Materials for ActaMed's approval, prior to distributing the modifications. If ActaMed does not respond to UHC within fourteen days after UHC submits modifications to ActaMed for approval, the modifications shall be deemed approved. On the copies of the Licensed Materials UHC makes, UHC shall reproduce all notices or legends appearing on the original copy, including the copyright notice. All copies of the Licensed Materials made by UHC can be used only as permitted under this Agreement. At any time within ten days after ActaMed's written request, UHC shall inform ActaMed of the number and location of all copies of the Licensed Materials UHC has made.

         2.3 UHC shall have the right to install the Network Software at any UHC location and at any locations of Providers working with UHC, and to connect such locations to the Network. ActaMed will install the Network Software at UHC or Provider sites and connect them to the Network, when mutually agreed by the parties. UHC and ActaMed will do agreed upon installations in a timely manner. UHC and ActaMed must continue to use the installation procedures developed by UHC or other mutually agreeable installation procedures (except as provided in any agreements directly between ActaMed and a UHC health plan, such as UHC Georgia) for such sites. UHC shall not be obligated under paragraph 12.1 to pay a monthly site fee or transaction fees for any Provider connected to the Network by ActaMed, unless UHC has agreed to be responsible for such Provider and fees.

         2.4 Any development work on the Licensed Materials or the Network which was in progress on the date of this Agreement, will be provided to UHC upon completion and included within the definition of "Licensed Materials", at no charge to UHC, if it is set forth on Exhibit C attached to this Agreement.

         2.5 UHC shall not act as a clearinghouse for health care claims going to payors other than UHC, other than as required by a UHC client, such as UBS misdirected Railroad Retirement claims and Medicare cross-over claims.

         2.6 If UHC desires to and ActaMed agrees that UHC may use and implement the Licensed Materials or the Network technology outside North America, UHC and ActaMed shall mutually agree upon the terms and conditions of such use and implementation.

         2.7 Except as otherwise provided in this Agreement, ActaMed provides the Licensed Materials to UHC on an "AS IS, WHERE IS" basis. ACTAMED EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE LICENSED MATERIALS, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

         2.8      Except as otherwise provided in this Agreement, UHC shall not
(a) copy, reproduce, modify, or excerpt any of the Licensed Materials for any purpose; (b) distribute, rent, sublicense, share, transfer or lease the Licensed Materials or access to the Network, to any person or entity which is not a party to this Agreement; or
(c) attempt to reverse engineer or otherwise obtain copies of the source code for the Licensed Materials.

         2.9 UHC acknowledges that the Licensed Materials may contain embedded runtime modules of products licensed to ActaMed by Sybase, Inc. ("Sybase") and, accordingly, that Sybase as an interested third party beneficiary of this Agreement, may enforce this Agreement directly against UHC and shall have no liability to UHC. In addition, UHC agrees that Sybase shall have the right to direct a recognized independent accounting firm to conduct, during normal business hours, an audit of appropriate records of UHC to verify
(a) the number of copies of the Licensed Materials in use by UHC, and the computer systems on which such copies are installed, the number of processors in such computer systems, and the number of users using such copies; and (b) UHC's compliance with this Agreement. Representatives of the auditing firm shall protect the confidentiality of UHC's confidential information and abide by UHC's reasonable security regulations while on UHC's premises.

         2.10 ActaMed agrees that ActaMed does not own and cannot use, distribute or publish any data transmitted over the Network either to or from UHC, except to the extent such data originates with ActaMed. Notwithstanding the above, ActaMed shall have the right to collect and distribute data transmitted over the Network back to the originator of such data.

         3.       MARKETING AND IMPLEMENTATION OF NETWORK PRODUCTS.

         3.1 UHC will identify the business needs, goals and objectives of UHC for ActaMed, and will establish targets for the number and volume of Providers submitting electronic transactions. These numbers will be estimates, and not guarantees, for any amount of business for ActaMed. UHC will provide this information to ActaMed no less often than quarterly, and shall respond to additional requests for information within thirty days of ActaMed's request. The parties shall mutually agree upon any other information or data which UHC may give to ActaMed under this Agreement.

         3.2 ActaMed will appoint at least one representative dedicated to the UHC account, who will have decision making capabilities for ActaMed. This person will attend planning meetings with UHC, keep UHC updated on national trends in EDI, and consult with UHC regarding ActaMed's software and network strategy. ActaMed will provide a representative to WEDI and ANSI to represent UHC, upon UHC's request. UHC shall also designate a representative to work with ActaMed and to coordinate UHC's activities with ActaMed, who will have decision making capabilities for UHC. This person will attend planning meetings with ActaMed, keep ActaMed updated on technical developments with respect to Cosmos, and coordinate UHC's activities with ActaMed. J.R. Hughes will be the initial representative for ActaMed and Joy Bahnemann will be the initial representative for UHC. Each party will consult with the other before changing its designated representative.

         3.3 Exhibit D to this Agreement specifies the reports UHC will deliver to ActaMed and ActaMed will deliver to UHC daily, weekly, monthly, quarterly and annually. The parties shall also provide ad hoc reports to each other at no cost to the requesting party.

         3.4 ActaMed will submit to UHC for its input and comments a comprehensive disaster recovery plan and documentation within 90 days after the date of this Agreement. The plan shall include testing of the plan no less often than annually and agreed upon time constraints within which full recovery will be expected. ActaMed will accept comments from UHC and make reasonable commercial efforts within the context of the Network to incorporate such comments. ActaMed will use its best efforts to establish a hot site under its disaster recovery plan which is not at a UHC data center within one year after the date of this Agreement. ActaMed will submit amended disaster recovery plans to UHC, for its information and input, any time that ActaMed makes substantial changes to its plan. ActaMed will participate in UHC's annual test of the UHC disaster recovery plan, with up to forty hours of ActaMed personnel time at no cost to UHC. For any additional time beyond the forty hours which UHC requests from ActaMed for this purpose, UHC will pay ActaMed an agreed upon price.

         3.5 ActaMed will establish a user group, to consult on priorities and provide direction to ActaMed on system initiatives, which will include representation from UHC, Providers and payors. ActaMed will solicit user suggestions, input and feedback regarding the Network. ActaMed will provide to UHC copies of customer satisfaction surveys and other similar information regarding use of the Network at sites for which UHC is paying the monthly site fee or any transaction fees.

         3.6 UHC will make its sales and Provider relations personnel available to work with ActaMed to develop new sites for use of the Network by Providers working with UHC, to the same extent that such personnel work with UHC's EDI Services to develop new sites as of the Effective Date. Pursuant to paragraph 12.2, UHC shall have the option of performing installations and implementations of the Network software itself, rather than contracting for them through ActaMed. In such circumstances where UHC has decided not to out-source such functions to ActaMed, UHC will continue to use health plan ProviderLink representatives to install and implement the Network for new and existing UHC-sponsored sites. UHC will also continue to use health plan ProviderLink representatives to train and provide technical support to the extent required under Exhibit F and section 8.

         3.7 UHC shall sponsor a reasonable number of reference inquiries and visits (not to exceed two visits in any calendar month) by customers and potential customers of the Network, pursuant to ActaMed's Showcase Program, on mutually agreeable terms. UHC shall retain the right to reasonably refuse a site visit to any competitor or potential competitor of UHC, and ActaMed shall inform all customers and potential customers allowed on UHC's premises under this paragraph 3.7 that they are required to abide by

UHC's security procedures and policies.

         4.       ACTAMED'S OBLIGATIONS REGARDING, NETWORK PRODUCT LINE.

         4.1 ActaMed will, during the term of this Agreement, continue maintaining the Licensed Materials and the Network, or other ActaMed products which provide, at a minimum, substantially the same functionality as provided by the Licensed Materials and the Network, on the Effective Date.

         4.2 ActaMed will update the licensed Materials and the Network with changes mandated by state or federal law and other changes required in the reasonable opinion of the parties to meet market expectations for EDI, including the ANSI X12N standard. The parties will mutually agree upon any additional standards which ActaMed will need to maintain. If the changes mandated by this paragraph apply to substantially all of ActaMed's customers, then ActaMed will make such changes as part of a release of the Network or the Licensed Materials pursuant to paragraph 8.1 or paragraph 8.2.

         4.3 Subject to section 9, both parties will continue to work with practice management system vendors to develop interfaces between practice management programs and the Network, in order to be able to market the Network to Providers. UHC will assist ActaMed in its attempts to establish relationships with and work with practice management system vendors.

         4.4 ActaMed will work with and cooperate with Allina and UHC to formulate a plan allowing Allina to use the Network to operate its LaborLink product, at UHC's request.

         4.5 ActaMed will be responsible for notifying all Providers, practice management vendors and other entities which are signatories to Network agreements to be assigned by UHC to EDI Services, Inc. that the assignee will be merged with and into ActaMed. UHC shall have the right to review and approve the notice prior to ActaMed sending it to any Providers or other signatories.

         4.6 ActaMed shall place a copy of the source code, object code and technical documentation for all software used in the operation of the Network in escrow, including the Network Software, for the benefit of UHC, pursuant to the escrow agreement attached to this Agreement as Exhibit E (the "Escrow Agreement"). ActaMed shall cause UHC to be listed as a "Licensee" under the Escrow Agreement and shall cause the Licensed Materials and all operational computer software and documentation ActaMed uses to operate the Network to be listed as a "System" under the Escrow Agreement, as soon as practical after the Effective Date. In the event ActaMed ceases operating the Network for any reason defined in such Escrow Agreement during the duration of this Agreement, ActaMed shall deliver to UHC, for UHC's nonexclusive use, one then-current copy of all operational computer software and documentation ActaMed uses to operate the Network.

         5.       UIHC'S OBLIGATIONS REGARDING THE NETWORK.

         5.1 UHC shall generate or receive transaction data in the standard format and the protocol set forth in such format which is in use as of the Effective Date, or as otherwise mutually agreed upon by the parties. In the event that ActaMed changes such format, UHC shall provide ActaMed with standard output and test messages for ActaMed's use.

         5.2 UIHC shall provide, at its own expense, all necessary hardware, including terminal equipment, compatible with and suitable for its communications with the Network. UIHC shall prepare the proper operating environment as described in Exhibit J attached to this Agreement. ActaMed shall verify UHC's operating environment with the testing procedure established by ActaMed and agreed to by UHC.

         6.       ACCESS TO COSMOS AND OTHER PROPRIETARY UHC SOFTWARE.

         6.1 ActaMed will not have access to Cosmos or any other UHC proprietary systems, and will have no right to modify the computer code in Cosmos, except as mutually agreed by the parties in writing. ActaMed will not receive any part of the Cosmos code, except as mutually agreed by the parties in writing. The Network will deliver claims and information to Cosmos, and UHC is solely responsible for the operation of Cosmos.

         6.2 UHC produces new releases of Cosmos four to five times each year, and new releases of other UHC host computer systems (including host computer systems operated by third party out-sources on behalf of UHC), from time to time. UHC will give ActaMed notice of such changes and information regarding them, and, if the changes require any modifications to the Network or the Licensed Materials, the parties will mutually agree on the scope of the project, the deliverables, deadlines, any fees ActaMed will charge UHC, a test plan and an acceptance test plan.

         6.3 If, at any point, UHC agrees that ActaMed needs access to any other proprietary UHC software or systems, the parties shall negotiate a limited license allowing ActaMed such access to be used only for UHC's benefit.

         6.4 ActaMed agrees that UHC shall be the sole and exclusive owner of any and all changes ActaMed makes to the code in Cosmos or any other computer system proprietary to UHC. ActaMed agrees to assign and hereby assigns and transfers to UHC any and all rights which ActaMed may have in such code, including any copyright, patent, trademark, trade secret and other intellectual property rights. ActaMed will cooperate with UHC and will execute any documentation reasonably required by UHC to assert or protect its property rights in such code.

         7.       DEVELOPMENT OF NEW FUNCTIONALITY.

         7.1 When ActaMed develops new functionality for the Network that ActaMed offers generally to its customers, which is not included in a maintenance release that ActaMed offers generally to its customers pursuant to paragraph 8.1, ActaMed will offer such new functionality to UHC on the same basis and at a price equal to or better than that ActaMed offers it to other similarly situated Network customers.

         7.2 When UHC specifically requests development work from ActaMed, for UHC's own use, the parties will negotiate a price at the time such work is requested. If ActaMed will be permitted to use this custom work for other customers, the price UHC pays ActaMed for such work will reflect that ActaMed can sell it to others, and will recoup part of its costs that way.

         7.3 When ActaMed performs development work on the Network at the request of another customer, UHC shall have the right to obtain this same work at a price not greater than the price the contracting party has paid for the portion UHC is obtaing, as long as ActaMed has the legal right to offer such work to UHC and such work is not proprietary to the contracting party.

         7.4 If, at any time, UHC chooses to contract with ActaMed for a dedicated services team from ActaMed to handle development of new functionality and other changes to the Network, the Licensed Materials, or UHC's proprietary systems which are not covered under maintenance, ActaMed will provide the dedicated team on mutually agreeable terms and conditions.

         8.       ACTAMED'S MAINTENANCE AND SUPPORT OBLIGATIONS.

         8.1 ActaMed's maintenance releases for the Network and the Licensed Materials shall be denoted by a three digit number where the first number is the version number, the second number is the level number, and the third number (if it is greater than 1) is the build number. For example, release 2.1.2 is a maintenance release for the version 2.1.1 software. ActaMed will provide new maintenance releases at no charge to all its Network maintenance customers, including, without limitation, UHC.

         8.2 The price UHC will pay ActaMed under paragraph 12.1 for ActaMed's maintenance services under this Agreement does not include Enhancements to the Network Software, such as new Functions, significant redesigns or improvements of current Functions, or significant advances in system performance. Enhancements are contained in Actamed's new versions which are denoted by a three digit number, the first digit of which is the version number, the second digit of which is a level number, and the third digit of which is 1. For example, version 2.1.1 is followed by new version numbers 2.2.1, 2.3.1, 2.4.1, 3.0.1, etc. ActaMed will make new versions of the Network Software available to UHC upon payment in accordance with paragraph 7.1.

         8.3 ActaMed will provide free Network maintenance and support services to UHC at a minimum level which will meet or exceed the free Network maintenance and support

ActaMed provides to its other customers for the Network. ActaMed will also provide the support and maintenance services to UHC which are specified on Exhibit F attached to this Agreement. ActaMed will notify UHC of any technical errors in the Network Software reported to the ActaMed help desk, and will use reasonable efforts to provide customers with corrections of such technical errors in a timely manner. ActaMed will provide all support and maintenance services directly to UHC and the Providers who subscribe to the Network, as required. UHC shall have no obligation to provide any support, training or maintenance services to Providers, other than as specified on Exhibit F attached to this Agreement. In order to allow UHC to implement a new release of the Network or the Licensed Materials on an orderly schedule, ActaMed shall maintain the current release and one prior release of the Network and the Licensed Materials, at all times. The maintenance services specified in this Agreement shall be provided at no cost to UHC beyond the fees set forth below in section 12.

         8.4 UHC inquiries and appeals will be handled by ActaMed within time frames specified on Exhibit F or as mutually agreed to, and with the utmost customer focus in mind.

         8.5 ActaMed will maintain the security standards for the Network which are set forth on Exhibit G attached to this Agreement.

         9.       EXCLUSIVITY.

         9.1 UHC agrees to use the services of the Network under this Agreement. UHC agrees that it will accept and attempt to process all transactions listed on Exhibit H and intended for UHC which the Network delivers to UHC. UHC will pay ActaMed for all such transactions pursuant to paragraph 12.1 of this Agreement.

         9.2 For the initial five year term of this Agreement (except as otherwise permitted under this Agreement), UHC will not promote, develop, sell or distribute any product which connects a Provider's desk top to a network for communication of date, except as permitted under this Agreement. UHC also agrees that it will not develop an interface for any third party, or provide any third party with access to Cosmos or any other host computer under the control of UHC for the purpose of developing an interface for any network that competes with the Network, except to the extent UHC is allowed to work with other vendors under this section 9 or UHC is allowed to continue existing projects under paragraph 9.6.

         9.3 For the initial five year term of this Agreement, UHC will not promote or contract for services providing essentially the same functionality as the Network from third party providers of a connection between a Provider's desk top and a network for the communication of data, PROVIDED, HOWEVER, that UHC shall not be required to terminate any existing contracts with vendors of services similar to the Network (including, specifically, the contracts entered into by The MetraHealth Companies, Inc.), which are listed on Exhibit K attached to this Agreement. Prior to automatic or optional renewal of any such contracts, however, UHC shall give ActaMed 15 business days in which to bid on such contracts, pursuant to paragraph 9.7 of this Agreement. UHC shall cease actively promoting any products similar to the Network from vendors other than ActaMed in markets where ActaMed's services are available; provided, however, that UHC may promote products similar to the Network in markets where ActaMed has waived its rights under this section 9. Nothing in this paragraph shall limit UHC's ability to meet its contractual obligations in such existing contracts, such as a contractual obligation to perform specified promotional activities.

         9.4 UHC agrees that, for the initial five year term of this Agreement, UHC will not and will not permit any of its subsidiaries to, directly or indirectly, (a) engage in or (b) have any ownership or equity interest exceeding five percent in any business, firm, corporation, joint venture, or other entity engaged in any business which competes with ActaMed's Network product (a "Competitive Business"). However, nothing contained herein shall prohibit UHC from acquiring any business, the principal line of business of which is not a Competitive Business and less than fifty percent of the revenues of which are derived from a Competitive Business. In such case, UHC shall use its reasonable efforts to cause the competitive portion of such business to be sold or disposed of as soon as reasonably possible, and, pending such sale, shall not use such business in such manner as would violate the provisions of this section 9 or seek to expand such business in a manner that would substantially adversely affect ActaMed's rights hereunder. Not later than one month following such acquisition, UHC shall give to ActaMed a notice of the acquisition of such Competitive Business and set forth the net purchase price (collectively, a "Sale Proposal") at which UHC would be prepared to sell such Competitive Business to ActaMed. ActaMed she have the right to purchase such Competitive Business for such terms or on such other basis as UHC and ActaMed may actually agree. In the event that, within 60 days after ActaMed's receipt of a Sale Proposal, UHC and ActaMed shall not have reached agreement that ActaMed will acquire such Competitive Business, each of UHC and ActaMed shall appoint an appraiser, which two appraisers shall select a mutually acceptable third appraiser. As promptly as practicable such three appraisers shall determine the fair value of the Competitive Business and shall notify UHC and ActaMed of their determination. ActaMed shall have sixty days after such notification in which to determine whether to acquire the CompetitiveBusiness at the value so determined. If ActaMed does not elect to acquire the Competitive Business at the appraised value, UHC shall be free to sell such Competitive Business to another entity; PROVIDED, HOWEVER, that UHC shall not sell such Competitive Business to another entity within six months after the appraisers' determination on terms and conditions which are substantially more favorable to such other entity than the terms and conditions last offered to ActaMed.

         9.5 The restrictions set forth in this section 9 shall apply only to activities within North America.

         9.6 Nothing in this section 9 shall be construed to prohibit UHC from engaging in activities relating to or contracting with third parties relating to the following, as long as each of the following is not intended primarily as a connection from a Provider's desk to a network for communication of data:

         (a) promoting, developing, using, selling, and distributing its EmployerLink and LaborLink products and future versions of them, and any other initiatives for employers and brokers, and shall retain the right to contract with third parties to perform any work relating to these products. UHC agrees, however, that EmployerLink, LaborLink and such other initiatives shall not be intended for use primarily as connections to Providers' desk tops;

         (b)      using and developing Internet connections;

         (c)      electronic medical records and clinical data;

         (d) electronic mail (other than e-mail to and from a Provider's desk top);

         (e) financial or banking electronic data interchange, telecommunications networks, or EDI used by the UHC purchasing department or other internal departments which are not connecting to a Provider's desk top;

         (f) EDI between clinics and other facilities owned and/or operated by UHC;

         (g)      claims repricing; or

         (h) UHC's "Total Recall" project, AdjudiPro product, or Q-Star product, and all future versions of them.

         9.7 In the event that this section 9 requires UHC to offer any business opportunities or new development work to ActaMed, ActaMed shall notify UHC of ActaMed's prices and terms for such business or work. If ActaMed declines such business or work, or if ActaMed cannot provide the requested business or work to UHC at a price competitive with the marketplace, UHC shall have the right to contract with a third party for such business or work or to do such business or work itself, and the provisions of this section 9 shall not apply to such business or work. To determine whether ActaMed's price is competitive with the marketplace, the parties shall consider, among other things, the monetary costs bid by each vendor including the per transaction cost, the projected volume from each vendor, the services level offered by each vendor, and the differences in functionality offered by each vendor, and whether ActaMed's connectivity or market penetration is available on either a comparable or competitive basis. If the parties cannot agree upon whether Healtheon's price is competitive with the marketplace, the parties shall resolve the dispute pursuant to section 15. In the event that any customer and/or supplier, including an integrated delivery system, of UHC or a UHC Affiliate requires, as a condition of doing business with the customer or supplier, that a different EDI system be-used in regard to that customer or supplier, UHC shall use all reasonable efforts to encourage the customer or supplier to utilize ActaMed's EDI system. In the event the customers or supplier refuses to do so, UHC or the UHC Affiliate may proceed to do business with the customer utilizing the different EDI system.

         9.8 For the initial five year term of this Agreement, ActaMed agrees that it will not sell or distribute the Network in the Republic of South Africa, except with UHC's prior, written approval.

         9.9 This section 9 shall not preclude UHC from providing factual information on other EDI vendors to Providers, as long as this section 9 permits UHC to work with such vendors and provided UHC does not promote such vendors.

         10.      PERFORMANCE STANDARDS.

         10.1 Exhibit I to this Agreement specifies the performance standards and measurements ActaMed must achieve and the applicable time periods for measuring compliance with the performance standards (the "Performance Standards"). The parties shall measure, at a minimum, performance of ActaMed's help desk and customer support and the Network. The goal of these Performance Standards is to ensure that the performance of the Network during the term of this Agreement meets or exceeds the performance of the ProviderLink Network immediately prior to the Effective Date. In addition, ActaMed shall develop and deliver to UHC, from time to time, ActaMed's plans to increase performance of the Network beyond the minimum levels specified in Exhibit I.

         10.2 The Performance Standards on Exhibit I apply only to transactions sent from or to Cosmos. At any time that UHC uses a different host computer to connect to the Network, the parties shall mutually agree upon performance standards for the Network and its connection to the different host computer, which shall become an amendment to this Agreement.

         10.3 Any time that UHC's host computers are down and/or the down time on UHC computers will not be counted as down time for the Network.

         10.4 In the event that ActaMed fails to meet any Performance Standard on Exhibit I in any month, ActaMed shall begin to diagnose the cause of the failure to meet the Performance Standard promptly after being notified of or discovering the failure to perform. Thereafter, ActaMed shall work continuously and diligently to correct such failure to perform until it is corrected. The failures to meet the Performance Standards which occur while ActaMed is working to remedy the problem shall continue to be counted for the purposes of paragraph 10.5.

         10.5 In the event that ActaMed fails to meet any Performance Standard on Exhibit I for two months in any six month period, ActaMed shall be deemed to be in material breach of this Agreement, which allows UHC to terminate this Agreement under paragraph 14.2 of this Agreement. In this event, UHC shall also have the right, at its option, to terminate section 9 of this Agreement and retain the rest of the Agreement in full force and effect, by giving the notice and opportunity to cure specified in paragraph 14.2 of this Agreement.

         11.      REPRESENTATIONS AND WARRANTIES.

         11.1 The parties agree that ActaMed owns the Network and ActaMed represents that it has the right to license the Licensed Materials and grant access to the Network to UHC. All rights in patents, copyrights, trademarks and trade secrets encompassed in the Licensed Materials will remain in ActaMed or its licensors, as applicable. No title to or ownership of the Licensed Materials is transferred to UHC. UHC agrees that it does not obtain any rights in the Licensed Materials except the limited right to use the Licensed Materials as provided herein.

       11.2 ActaMed agrees to defend UHC against and, to the extent of amounts paid to third parties in infringement damage awards and approved settlement awards, hold it harmless from all claims, damages and liabilities resulting from a claim that the Network or the Licensed Materials (other than the version of the Licensed Materials which ActaMed acquired from UHC) infringes a United States patent or United States copyright, provided that UHC gives ActaMed prompt, written notice of any such claim, sole control of the defense and settlement of such claim, and all reasonable assistance to defend such claim. UHC may appear in such action with counsel of its choice, at its own expense. ActaMed shall have no obligations under this paragraph if such claims, damages and liabilities result from UHC's breach of any term of this Agreement, UHC's unauthorized use of or modifications to the Licensed Materials or the Network, or the combination of the Licensed Materials with other materials not provided by ActaMed.

         11.3 If UHC's right to use the Licensed Materials or the Network is enjoined or limited in any way, or if ActaMed believes that the Licensed Materials or the Network is likely to become subject to such action, then ActaMed, at its option and expense, may either:

         (a) procure for UHC the right to continue to use the Licensed Materials and the Network free from such limitations;

         (b) modify the Licensed Materials and the Network to be free from such limitations, but equivalent in all material functional and performance respects to the Licensed Materials and Network prior to such modification;

         (c) replace the Licensed Materials and the Network with materials that are free of claims, but equivalent in all material functional and performance respects to the Licensed Materials and the Network; or

         (d) if none of the above are reasonably possible or likely to be effective, terminate this Agreement and the licenses granted herein.

         11.4 Except as set forth in this Agreement, ACTAMED EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE NETWORK OR SERVICES TO BE PERFORMED BY ACTAMED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

         12.      PRICES, PATENTS AND AUDITS.

         12.1 For two years after the date of this Agreement, UHC will pay
ActaMed
(a) $15 per month per user site identification number established by ActaMed at UHC;
(b) $15 per month per user site identification number established by ActaMed for which UHC has agreed to be responsible; (c) $0.29 per transaction listed on Exhibit H attached to this Agreement, which is sent by UHC and (d) $0.29 per transaction listed on Exhibit H attached to this agreement. UHC shall not pay for any transactions a Provider sends to a different payor. ActaMed shall not charge UHC for any unclean transactions which are not able to access UHC's host computer. These payments cover all license fees, subscription fees, and access fees for usage of the Licensed Materials and the Network and all fees for the maintenance services set forth in section 8.

         12.2 The fees set forth in paragraph 12.1 do not cover charges for any services UHC requests and obtains from ActaMed beyond the services specified in paragraph 12.1, including, without limitation, file transfer of data, installation, implementation or Enhancements of the Network, a particular sales effort from ActaMed which ActaMed would not otherwise be providing, or a telecommunications connection between the Network and UHC's host computers. For all services UHC requests from ActaMed for which this Agreement does not set forth a price (including, without limitation, UHC's request for a particular sales effort from ActaMed which ActaMed would not otherwise be providing), UHC shall pay ActaMed an agreed upon price. ActaMed shall not charge UHC anything for installation and implementation of the Network at sites where UHC chooses to do the installation and implementation itself. UHC shall pay all taxes levied in connection with this Agreement, except for any taxes based on ActaMed's net income.

         12.3 After two years after the date of this Agreement, the parties shall agree upon prices to supersede the prices in paragraph 12.1 of this Agreement, which new prices shall be competitive with the marketplace. To determine whether ActaMed's price is competitive with the marketplace, the parties shall Consider, among other things, the costs per transaction, the projected volumes, the services level offered, and the differences in functionality offered by various vendors in the marketplace. If the parties cannot agree upon whether ActaMed's price is competitive with the marketplace, the parties shall resolve the dispute pursuant to section 15.

         12.4 When ActaMed offers transactions other than those set forth on Exhibit H,

UHC will decide, in its sole discretion, whether it will agree to receive and/or send such transactions. Upon deciding to receive and/or send any such new transaction, UHC shall pay ActaMed a mutually agreeable price for its own such transactions and for such transactions from any other user site identification number where UHC (in its sole discretion) decides to be responsible for the fees.

         12.5 ActaMed will bill UHC monthly for the site and transaction fees for UHC and any Providers where UHC has asked ActaMed to bill UHC directly, in a mutually agreeable format. When ActaMed bills UHC for a Provider's site and transaction fees, ActaMed shall not bill the Provider directly for the same charges. Invoices will include any additional fees for other services purchased by UHC. UHC agrees to pay all undisputed fees and expenses invoiced by ActaMed within thirty days after receipt of each invoice, and to pay a late payment charge equal to the lesser of 1 1/2% per month or the maximum rate allowed by law on all amounts outstanding after thirty days.

         12.6 ActaMed shall maintain accurate and complete books and records regarding the transactions to and from UHC and the amounts ActaMed is charging UHC under this Agreement, with a system of audit trails, records and controls sufficient to satisfy the requirements imposed on ActaMed by its external auditors and governmental regulators. UHC shall have the right, not more often than once in each calendar year, to have employees or mutually agreeable external auditors audit the books and records of ActaMed relating to UHC transactions and charges for which UHC is responsible, to determine the proper amounts which should have been billed to UHC, which were billed to UHC, and which UHC has paid under this Agreement, and ActaMed's procedures for handling transactions to and from UHC. UHC shall give ActaMed two weeks prior notice of any such audit, and shall abide by reasonable ActaMed security and confidentiality procedures during the audit. UHC shall bear the cost of such audit, provided that in the event the audit determines that ActaMed has overcharged UHC by more than five percent of the amount properly due ActaMed in any month beginning on or after July 1, 1996, ActaMed shall pay all costs of such audit.

         12.7 ActaMed will, at its expense, provide UHC annually with a report produced in accordance with standards established by the American Institute of Certified Public Accounts' Statement on Auditing Standards Number 70: Reports on the Processing of Transactions by Service Organizations. ActaMed shall submit the first such report to UHC by the end of third quarter 1997.

         13.      CONFIDENTIALITY AND SECURITY.

         13.1 "Proprietary Information" means information that is (a) confidential to the business of a party, including, without limitation, computer software source code, technical documentation and information regarding proprietary computer systems, marketing and product development plans, financial and personnel information, and other business information not generally known to the public; and (b) is designated and identified as such by a party, or which the other party should have reasonably known was confidential. Proprietary Information belonging to ActaMed includes, without limitation, the Licensed Materials and the source code for its proprietary software used in connection with the Network. Proprietary Information belonging to UHC includes, without limitation, information relating to Cosmos or other UHC computer systems, and information regarding UHC's members, Providers or health plans. "Proprietary Information" does not include information which a party had in its possession prior to receiving it from the other party, or which a party properly receives from a third party, or which is or becomes available to the public, or which a party independently develops without reference to information received from the other party under this Agreement.

         13.2 Proprietary Information and all physical embodiments thereof received by either party (the "Receiving Party") from the other party (the "Disclosing Party") during the term of this Agreement are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. At all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Proprietary Information of the Disclosing Party in confidence, and will not use, copy or disclose such Proprietary Information or any physical embodiment thereof (except as permitted by this Agreement), or cause any of the Proprietary Information to lose its character as confidential information.

         13.3 The Disclosing Party's Proprietary Information shall be maintained under secure conditions by the Receiving Party, using reasonable security measures which shall be not less than the same security measures used by the Receiving Party for the protection of its own Proprietary Information of a similar kind, and any specific security measures required by this Agreement. The Receiving Party shall not remove, obscure or deface any proprietary legend relating to the Disclosing Party's rights, on or from any tangible embodiment of any Licensed Materials without the Disclosing Party's prior written consent. Within thirty days after the termination of this Agreement, the Receiving Party shall deliver to the Disclosing Party all Proprietary Information belonging to the Disclosing Party, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

         13.4 If the Receiving Party is ordered by a court, administrative agency or other governmental body of competent jurisdiction to disclose Proprietary Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then the Receiving Party will not be liable to the Disclosing Party for disclosure of Proprietary Information required by such order if the Receiving Party complies with the following requirements:

       (a) If an already-issued order calls for immediate disclosure, then the Receiving Party shall immediately move for or otherwise request a stay of such order to permit the Disclosing Party to respond as set forth in this paragraph 13.4; and

       (b) The Receiving Party shall immediately notify the Disclosing Party of the motion or order by the most expeditious possible means; and

       (c) The Receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the Disclosing Party for an order protecting the confidentiality of the Proprietary Information including joining or agreeing to (or not opposing) a motion for leave to intervene by the Disclosing Party.

         13.5 The Receiving Party shall immediately report to the Disclosing Party any attempt by any person of which the Receiving Party has knowledge (a) to use or disclose any portion of the Proprietary Information without authorization from the Disclosing Party; or (b) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of the Proprietary Information (except as permitted herein).

         13.6 Each party agrees not to disclose or utilize individual health care claim information in any way that would violate any physician-patient confidence or any state or federal regulations.

         13.7 The obligations of this section 13 shall survive termination or expiration of this Agreement as to any Proprietary Information which falls under the definition of "trade secret" under the Uniform Trade Secret Act, as adopted in the State of Georgia and as amended from time to time. For all other information which falls under the definition of Proprietary Information used in this Agreement, the obligations of this section 13 shall terminate five years after termination or expiration of this Agreement.

         14.      TERM AND TERMINATION.

         14.1 This Agreement commences as of the date set forth above and continues for five years thereafter, unless earlier terminated as provided herein. The parties shall mutually agree upon any renewal of this Agreement, but the provisions of section 9 shall not be part of any renewal. Upon termination or expiration of this Agreement, UHC's rights to use the Licensed Materials and the Network shall cease.

       14.2 If one party breaches any material provision of this Agreement, the nonbreaching party may terminate this Agreement by giving 60 days written notice of termination to the breaching party. If the breach is capable of being cured and the other party acts diligently and continuously to cure such breach within the 60 days, the termination shall not become effective. In the event ActaMed attempts to terminate this Agreement pursuant to this paragraph 14.2 due to UHC's failure to pay any undisputed amounts due, the sixty day notice and cure period set forth above shall be reduced to fifteen working days.

         14.3 If UHC or an affiliate thereof shall, at any time, cease to manage or administer any Managed Plan, then, as of the date of such cessation, this Agreement shall terminate as to such Managed Plan. UHC shall inform ActaMed that an entity has ceased or will cease to be a Managed Plan promptly after such information is known to UHC.

         14.4 Upon termination or expiration of this Agreement, the parties shall cooperate in the orderly and reasonable removal of UHC from the Network. The parties shall jointly develop a transition plan, which will allow UHC to use the Network services for a mutually agreeable time after termination or expiration, which shall be not less than three months. The transition plan will provide for a reasonable level of support to transition UHC off the Network. Each party will bear its own costs in developing the transition plan. During such additional time, UHC shall continue to pay ActaMed all fees due under section 12 of this Agreement. In the event that ActaMed has terminated this Agreement pursuant to paragraph 14.2 due to UHC's failure to pay amounts due to ActaMed, ActaMed will not be required to perform services for UHC or to allow UHC access to the Network during the transition period unless UHC pays ActaMed in advance for such services and Network access. UHC shall not be obligated to pay any site or transaction fees that accrue after the effective date of termination with respect to Providers that remain connected to the Network.

         15.      DISPUTE RESOLUTION.

         15.1 In the event a dispute between ActaMed and UHC arises out of or is related to this Agreement, either party may request in writing that the representatives of the parties designated pursuant to paragraph 3.2 of this Agreement meet and negotiate in good faith to attempt to resolve the dispute without a formal proceeding. During the course of such negotiations, all reasonable requests made by one party to the other for information, including copies of relevant documents, will be honored. The specific format for such discussions will be left to the discretion of the designated representatives.

         15.2 If the designated representatives conclude in good faith that amicable resolution through continued negotiation in this forum does not appear likely, then the matter will be escalated to a joint panel of ActaMed and UHC senior executives, by formal written notification by either party to the other. This panel will meet as required to attempt to resolve the dispute. The number and nature of the senior executives will depend on the issues in dispute, but will include those senior executives with authority to resolve all matters in dispute. At either party's election, this panel will be facilitated by an external facilitator designated by both parties.

         15.3 Formal proceedings for the resolution of a dispute may not be commenced until the earlier of (a) the panel referred to in paragraph 15.2 concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (b) 30 days after the first notice of the dispute was sent under paragraph 15.1 or paragraph 15.2. However, nothing in this section 15 shall preclude either party from seeking temporary or preliminary injunctive relief where a party determines in good faith that such relief is necessary to limit its damage or injury under this Agreement.

         15.4 In the event the dispute is not resolved as outlined in paragraphs 15.1 and 15.2, and if either party wishes to pursue the dispute, either party may submit it to binding arbitration in accordance with the rules of the American Arbitration Association. In no event may arbitration be initiated more than one year following the sending of written notice of the dispute. The parties shall request a list from the American Arbitration Association of five possible arbitrators who shall each have had at least five years experience in some aspect of computer networking matters or health care. Each of the parties will select one of these arbitrators and the parties or their selected arbitrators shall jointly select the third arbitrator from the proposed list. Any arbitration proceeding under this Agreement shall be conducted in Hennepin County, Minnesota, Atlanta, Georgia, or in a mutually agreeable location. The arbitrators shall have no authority to award any punitive or exemplary damages, or to vary or ignore the terms of this Agreement, and shall be bound by controlling law.

         16.      LIMITATION ON DAMAGES AND ALLOCATION OF RISK.

         16.1 Except to the extent of ActaMed's obligation to indemnify UHC as provided in paragraph 11.2, UHC's obligations under paragraph 12, and the obligations of each party with respect to the intellectual property of the other, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY (INCLUDING LIABILITY TO ANY PERSON WHOSE CLAIM OR CLAIMS ARE BASED ON OR DERIVED FROM A RIGHT OR RIGHTS CLAIMED BY THE OTHER PARTY) WITH RESPECT TO ANY AND ALL CLAIMS ARISING FROM OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT IN CONTRACT, TORT OR OTHERWISE, EXCEED FIVE MILLION DOLLARS ($5,000,000).

         16.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KING (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGE) AS A RESULT OF BREACH OF THIS AGREEMENT.

         16.3 Notwithstanding anything to the contrary set forth in this Agreement, ActaMed shall not be responsible for any breach of this Agreement or loss to UHC to the extent such breach or loss is caused by materials that ActaMed purchased from UHC or services provided by UHC.

         17.      GENERAL.

         17.1 This Agreement, including the Exhibits to it, constitutes the entire understanding between the parties and supersedes all proposals, communications and agreements between the parties relating to its subject matter. However, this Agreement does not supersede the UHC Outsourcing Agreement between ActaMed and UHC, dated December 4, 1995, as amended from time to time. No amendment, change, or waiver of any provision of this Agreement will be binding unless in writing and signed by both parties.

         17.2 This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and performed therein.

         17.3 Neither party may assign this Agreement without the prior, written consent of the other party, which shall not be unreasonably withheld. Any attempted assignment without such consent shall be void. Any assignment with consent does not release the assigning party from any of its obligations under this Agreement unless the consent so states. Notwithstanding the above, however, ActaMed may assign this Agreement without UHC's consent to the purchaser of all or substantially all the business or assets of ActaMed related to the Licensed Materials and the Network, as long as the purchaser is not a company which competes with UHC in any of the businesses UHC owns or operates at the time of the assignment. If the parties cannot agree upon whether a company competes with UHC in any of the businesses UHC owns or operates at the time of the assignment, the parties shall resolve the dispute pursuant to section 15.

         17.4 Any notices relating to this Agreement shall be in writing and will be sent by certified United States mail, postage prepaid, return receipt requested, or by facsimile transmission or overnight courier service, addressed to the party at the address set forth below, or at such different address as a party has advised to the other party in writing and shall be deemed given and received when actually received:

       United HealthCare Corporation                ActaMed Corporation
       9900 Bren Road East                          7000 Central Parkway
       Minneapolis, MN 55440                        Suite 600
       Attn: Chief Information Officer              Atlanta, Georgia 30328
                                                    Attn: President

         17.5 In the event one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable by a court with jurisdiction, the remaining provisions shall continue in full force and effect.

         17.6 The obligations of the parties under this Agreement (other than the obligation to make payments) shall be suspended to the extent a party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, governmental regulations, failure of telecommunications vendors or suppliers, or any other cause whatsoever beyond a party's control. For so long as such circumstances prevail, the party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay and shall declare a disaster under its disaster recovery plan.

         17.7 Each party shall have the right to include the other party's name on its customer or vendor list and to disclose the nature of the services and products provided under this Agreement, so long as such services and products are accurately represented; provided, however, that neither party has the right to use the other's name, trademarks or trade names for other advertising, sales promotion, or publicity purposes without the other's prior written consent.

         17.8 During the term of this Agreement, neither party will solicit or attempt to hire any individual who is then currently an employee of the other party or who has been an employee of the other party within the six months prior to the solicitation or hiring, without the other party's prior, written consent. This paragraph 17.8 shall only apply to individuals who, in the case of ActaMed, have performed services for UHC under this Agreement or worked in connection with the Network or the Licensed Materials, or who, in the case of UHC, have worked with ActaMed or received services from ActaMed, on behalf of UHC.

       THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

         This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

UNITED HEALTHCARE CORPORATION                ACTAMED CORPORATION

By:   /s/ Travers H. Wills                   By:  /s/  Michael K. Hoover
   -------------------------------              -------------------------------

Its:   Chief Operating Officer               Its:  President
    ------------------------------               ------------------------------

Date:                                        Date:  April 4, 1996
     -----------------------------                -----------------------------

                                  EXHIBIT LIST

Exhibit A:     Managed Plans

Exhibit B:     Licensed Materials

Exhibit C:     Development Work in Progress

Exhibit D:     Reports

Exhibit E:     Escrow Agreement

Exhibit F:     Network Maintenance and Support Services

Exhibit G:     Security

Exhibit H:     Transactions

Exhibit 1:     Performance Standards and Methods of Measurement

Exhibit J:     UHC Operating Environment

Exhibit K:     MetraHealth EDI Contracts

                                   EXHIBIT A

                                 MANAGED PLANS


Community Health Network of Louisiana, Inc. (purchase pending)
PHP, Inc. (Michigan)
     PHP of Mid Michigan
     PHP of South Michigan
     PHP of Southwest Michigan
     PHP of West Michigan
PHP of South Carolina
PHP of North Carolina, Inc. (purchase pending)

Physicians Plus Insurance Corporation
Allina

                                   EXHIBIT B

                               LICENSED MATERIALS

                                                    Right to       Right to
                                                    Reproduce      Modify
                                                    ---------      ------
 *User Manual, versions 2.1 and 2.2.5               No             No

 Portal Specifications                              No             No
      Communications Interface Document
      HCFA Claim Validations
      HCFA National Standard Format Claims
      ANSI X12 837 Claims Format
      Implementation Guide for Claims
      ANSI Xl 2 835 Electronic Remittance Advice
      UB92 Hospital Claim Format
      DOS Command Line Routines
      UNIX Command Line Routines

 Training Materials
      Version 2.2.5 Demo Disks and CSI Demo Disks   Yes            Yes
      PL Training Manual                            Yes            Yes

 Network: EDI TCP/IP Interface Specification        No             No

 Promotional Material
      ProviderLink Brochure                         Yes            Yes
      ProviderLink Send Back Card                   Yes            Yes


*ActaMed will, upon request from UHC, identify UHC as the sponsor and promoter of these materials.

                                     EXHIBIT C

                            DEVELOPMENT WORK IN PROGRESS

Projects which are completed or will be completed by ActaMed as part of the sale:

1.       COSMOS Distributed 'A'
2.       Ohio health plan merger
3. Separation of the EmployerLink-ProviderLink network. At that time, a comprehensive list of hardware and software products required will be provided to ActaMed.
4.       ORBIT
5.       MHS "Mail Rules"

                  EMPLOYERLINK SPLIT FROM PROVIDERLINK NETWORK

                             PRODUCTION ENVIRONMENT

 ACQUIRE ALTERNATE HARDWARE:
      RS/6000 with AIX                                            20 hours, UHC
      Compaq File Server                                           4 hours, UHC
      MHS DOS Machine                                              2 hours, UHC
      Mass archival storage (i.e. optical drive)                  20 hours, UHC
      General input and analysis                                  10 hours, PL

 ACQUIRE ALTERNATE SOFTWARE:
      Sybase license                                              10 hours, UHC
      MHS                                                          6 hours, UHC
      Netware                                                      2 hour, UHC

 INSTALL VENDOR HARDWARE/SOFTWARE:
      Unix machine (with Sybase, OEC DCE tools, etc.)             40 hours, UHC
      Netware File Server                                         40 hours, UHC
      MHS                                                         10 hours, UHC
      General input and analysis                                  10 hours, PL

 SPLIT PRODUCTION EMPLOYERLINK NETWORK SOFTWARE FROM
 PROVIDERLINK:

      Udl                                                         30 UHC, 15 PL
      UtoA Router (clients & servers)                             30 UHC, 8 PL
      DCE privileges, NIS maps, user accounts                     30 UHC, 8 PL
      EmployeeLink registration process (primarily mail account)  50 UHC
      Move source and object files                                40 UHC, 20 PL
      General input and analysis                                  15 hours, PL

                                   EXHIBIT D

                                    REPORTS

REPORTS ACTAMED WILL PROVIDE TO UHC

The following reports will be provided to UHC from ActaMed on a routine schedule as indicated.


-    Orbit reports

Three monthly core operating reports, for each market, will be sent to each health plan lead ProviderLink/EDI representative and a central UHC corporate resource. (Available electronically or on paper as requested.)


         UNI Access Status Report                                            Monthly
         Monthly Detail Transaction report by source UNI                     Monthly
         Monthly Detail Transaction report by Destination Market             Monthly

- Intercompany billing detail reports for use in determining allocation of transaction expensed to the proper health plan or business unit.

         Summary of fees by health plan detailed by plan and DIV             Monthly
         Intercompany Billing Details-site fees, mail and Era transactions   Monthly
         Intercompany Billing Details-transaction charges                    Monthly

-        Help Desk Reports

The following problem notification procedures will be performed by the ActaMed Help Desk staff by call priority level. Severity levels are defined in Exhibit
1. Reporting on these activities will be provided to UHC upon request.

Severity 1 - High priority calls will be reported to a health plan on a daily basis. A report listing each call and its status will be electronically mailed or faxed the following morning. For a specific high priority call, if closure is not expected within 4 hours, a call will be placed to the UHC health plan ProviderLink representative. If the call is closed within 4 hours, notification to UHC health plan ProviderLink representative via the next morning's E-mail report is acceptable. If an UHC health plan ProviderLink representative cannot be accessed "live", a voice mail will be left. Daily contact with the customer is required until closure.

Severity 2 - Normal priority calls will also be reported on a daily report listing each call and its status. No telephone calls will be placed to the plan for these calls except on and as needed basis. Regular customer contact is required until closure.

Severity 3 - Low-priority calls will also be reported in a daily report to UHC health plan ProviderLink representative containing all calls and status. Customer contact is required as needed or when a course of action has been determined.

- In the event that the ActaMed Help Desk computerized on-line problem management tool is down, call information will be recorded manually and entered into the system as soon as it becomes available.

-        Required problem resolution timeframes are outlined in Exhibit D.

- ActaMed should prepare a quarterly Executive Summary report for UHC management detailing the customer issues raised during this time frame and the resolution of these problems.

-        Network Availability Reports
         Modem connectivity-actual performance to standard              Monthly
         Network Transaction Success rate by plan, and in the
         aggregate                                                      Monthly
         Host and Modem availability                                    Monthly

- Itemization and accounting for the hours worked by the UHC Dedicated Team, and a project status report on each item worked.


Reports UHC will provide to ActaMed

These reports will include data from health plans centralized on COSMOS, those plans with decentralized UHC host systems including, but not limited to, Complete, PrimeCare, Ramsay, UHC Illinois, etc., and all ex-MetraHealth systems including the previous Travelers and Met Life systems.

UHC will provide a resource to coordinate the assembly of this data and will serve as the contact for all questions regarding these reports.

- Membership data by health plan or market provided on paper or Monthly electronically where available.

-        Claims receipts or processed claims, for all commercial UHC    Monthly
         health plans or markets, offices or systems, including the total volume of claims received electronically by month and year-to-date, if available, actual penetration percentages by plans, market, offices or systems, and desired percentage of electronic claim receipts.

-        Decision Support System (DSS) Data will be extracted from      Monthly
         UHC health plans and markets to support the market analysis done by ActaMed and for the prioritization of target providers and potential prospects. (A sample report is provided on Attachment 1)

-        Physician and Hospital claims volume data for each health    Quarterly
         plan/market by Provider Number and/or submitting Entity
         Tax ID including:

         *        total claims volumes received by each
                  provider/tax ID
         * volume received electronically (EDI) by each provider/tax ID
         *        volume received on tape/other by each
                  provider/tax ID, Monthly if applicable and available

This information will be provided electronically, as available.

- Other data to be determined in the future to support the analysis of new transactions as mutually agreed by both parties.

-        Strategic information from UHC related to EDI growth         Quarterly
         goals and objectives by health plan/market will be provided to ActaMed as needed. This will include pertinent project plans and other material/documentation that will assist ActaMed to enhance and increase electronic transactions for UHC.

                                     EXHIBIT E

                              MASTER ESCROW AGREEMENT

                                      BETWEEN

                               PRODUCER AND FORT KNOX


         This escrow agreement is intended for use by a Producer (Developer) and Fort Knox Escrow Services, Inc. The Producer may escrow multiple products under this agreement. In addition, multiple Licensees (End Users) may be registered as beneficiaries of this agreement. Although each Licensee does not sign the agreement, Fort Knox does notify them of the service.

                            Master Escrow Agreement

         This Master Escrow Agreement ("Agreement") is made as of this 20th day of February, 1995, by and between ActaMed Corp. ("Producer") and Fort Knox Escrow Services, Inc. ("Fort Knox").

         PRELIMINARY STATEMENT. Producer intends to deliver to Fort Knox a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials") for the computer software products (the "System(s)"), all as identified from time to time on Exhibit B hereto. Producer desires Fort Knox to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to those persons or entities listed from time to time on Exhibit C hereto as a licensee of Producer ("Licensee"), in accordance with the terms hereof.

         Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DELIVERY BY PRODUCER. Producer shall be solely responsible for delivering to Fort Knox the Deposit Materials as soon as practicable. Fort Knox shall hold the Deposit Materials in accordance with the terms hereof. Except as provided in Section 10 below, Fort Knox shall have no obligation to verify the completeness or accuracy of the Deposit Materials.

         2. DUPLICATION; UPDATES.

         (a) Fort Knox may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that the Licensee to whom a copy of the Deposit Materials is to be delivered pursuant to the terms hereof shall bear the expense of duplication.

         (b) Producer shall deposit with Fort Knox any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to Fort Knox an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have become generally available to Producer's Licensees, but in any event within thirty (30) days following the first delivery to any Licensee. When Producer delivers an Additional Deposit to Fort Knox, Fort Knox shall return to Producer the previous Deposit Materials it held in custody, except for the Deposit Materials that were the subject of the most recent previous deposit. Except as provided in Section 10 below, Fort Knox shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

         3. NOTIFICATION OF DEPOSITS. Simultaneous with the delivery to Fort Knox of the Deposit Materials or any Additional Deposit, as the case may be, Producer shall deliver to Fort Knox and to each Licensee a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate. Within five (5) days of receipt by Fort Knox of the Deposit Materials or any

Additional Deposit, Fort Knox will send notification of such receipt via certified or registered mail to the Licensee(s).

4.       DELIVERY BY FORT KNOX

         4.1 DELIVERY BY FORT KNOX TO LICENSEES. Fort Knox shall deliver the Deposit Materials, or a copy thereof, to a Licensee only in the event that:

                  (a) Producer notifies Fort Knox to effect such delivery to a Licensee or Licensees at a specific address or addresses, the notification being accompanied by a check payable to Fort Knox in the amount of one hundred dollars ($100.00); or

                  (b)      Fort Knox receives from any Licensee:

                           (i) written notification that Producer has failed in a material respect to support the applicable Systems as required by a valid and existing license agreement ("License Agreement") between Licensee and Producer or that Producer has generally ceased its business of supporting the applicable systems ("Producer Default");

                           (ii) evidence satisfactory to Fort Knox that Licensee has notified Producer, at least ten
                                    (10) days prior to the notice to Fort Knox, of such Producer Default in writing;

                           (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

                           (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement;

                           (v) specific instructions from the Licensee for this delivery; and

                           (vi) a cashier's check payable to Fort Knox in the amount of five hundred dollars ($500.00).

                  (c) If the provisions of paragraph 4.1(a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and check specified in paragraph 4.1(a), deliver the Deposit Materials in accordance with the applicable instructions.

                  (d) If the provisions of paragraph 4.1(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in paragraph 4.1(b), send by certified mail to Producer a photostat copy of all such documents. Producer shall have thirty (30) days from the date on which Producer receives such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Deposit Materials to a Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions:

                           (i) If Producer shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three
                                    (3) arbitrators chosen by the Atlanta
                                    Regional Office of the American Arbitration
                                    Association in accordance with the rules of the American Arbitration Association. The arbitrators shall apply Georgia law. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by the non-prevailing party.

                           (ii) Producer may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, Fort Knox shall reasonably promptly deliver the Deposit Materials to the Licensee in accordance with the instructions specified in paragraph 4.1(b)(v).

                  (e)      If, at the end of the Objection Period, Fort
Knox has not received an Objection Notice from Producer, then Fort Knox shall reasonably promptly deliver the Deposit Materials to the Licensee in accordance with the instructions specified in paragraph 4.1(b)(v).

         4.2 DELIVERY BY FORT KNOX TO PRODUCER. Fort Knox shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with paragraph 7(a) hereof.

5. INDEMNITY. Producer and any party claiming beneficiary status under this Agreement shall indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Fort Knox Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against Fort Knox Indemnitee in connection with this Agreement or the performance of Fort Knox or any Fort Knox Indemnitee hereunder, except as a result of the negligent act or omission on the part of Fort Knox or any Fort Knox Indemnitee.

6.       DISPUTES AND INTERPLEADER.

         (a) In the event of any dispute between any of Fort Knox, Producer and/or any Licensee relating to delivery of the Deposit Materials by Fort Knox or to any other matter arising out of this Agreement, Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Fort Knox in connection therewith, including reasonable attorneys' fees and costs, shall be borne by the party seeking the copy of the Deposit Materials.

         (b) Fort Knox shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

7.       TERM AND RENEWAL.

         (a) The initial term of this Agreement shall be two (2) years, commencing on the date hereof (the "Initial Term"). This Agreement shall be automatically extended for an additional term of one year ("Additional Term") at the end of the Initial Term and at the end of each Additional Term hereunder unless, on or before ninety (90) days prior to the end of the Initial Term or an Additional Term, as the case may be, either party notifies the other party that it wishes to terminate the Agreement at the end of such term.

         (b) In the event of termination of this Agreement, Producer shall pay all fees due Fort Knox and Fort Knox shall promptly notify all Licensees that this Agreement has been terminated and that Fort Knox shall promptly return to Producer all copies of the Deposit Materials then in its possession.

8.       FEES.    Producer shall pay to Fort Knox fees in accordance with
Exhibit A as compensation for Fort Knox's services under this Agreement.

         (a) PAYMENT. Fort Knox shall issue an invoice to Producer following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Producer is responsible for the payment of, all sales, use and like taxes. Fort Knox shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Producer.

         (b) NONPAYMENT. In the event of non-payment of any fees or charges invoiced by Fort Knox, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to the Producer and, in such an event, the Producer shall have the right to pay the unpaid fee within thirty (30) days after receipt of notice from Fort Knox. If Producer fails to pay in full all fees due during such thirty (30) day period, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to the Licensee(s) and, in such event, the Licensee(s) shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from Fort Knox. Upon payment of the unpaid fee by either the Producer or the Licensee(s), as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph 8(b) by both Producer and the Licensee(s) shall result in termination of this Agreement.

9. OWNERSHIP OF DEPOSIT MATERIALS. Fort Knox and Producer recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.

10. BANKRUPTCY. Producer and Licensee acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Agreement, Licensee may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Licensee to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Licensee as provided in the License Agreement and this Agreement, including the right to obtain the Deposit Material from Fort Knox in accordance with Section 3.

11.       MISCELLANEOUS.

         (a) REMEDIES. Except for actual fraud, gross negligence or intentional misconduct, Fort Knox shall not be liable to Producer for any act, or failure to act, by Fort Knox in connection with this Agreement. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder. Licensees are intended to be third party beneficiaries as to the express rights and subject to the obligations set forth herein.

         (b) NATURAL DEGENERATION; UPDATED VERSION. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Fort Knox shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to Fort Knox a new copy of the Deposit Materials at least once every three years.

         (c) PERMITTED RELIANCE AND ABSTENTION. Fort Knox may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Fort Knox in good faith to be genuine and to have been signed or presented by the proper person or entity. Fort Knox shall have no duties or responsibilities except those expressly set forth herein.

         (d) INDEPENDENT CONTRACTOR. Fort Knox is an independent contractor, and is not an employee or agent of either the Producer or any Licensee. The foregoing notwithstanding, nothing in this Agreement shall limit any remedies to which Producer may be entitled, whether at law or in equity, in connection with any claim relating to the misappropriation of confidential information or trade secrets (including the Deposit Materials) or the violation of any copyright or other intellectual property right of Producer. Licensee is a party to this Agreement.

         (e) AMENDMENTS. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto, except that Producer may modify this Agreement at any time without the consent of Fort Knox to designate additional "Systems" on Exhibit B hereto and additional Licensees on Exhibit C hereto, as appropriate.

         (f) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

         (g) COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in two (2) counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

         (h) CONFIDENTIALITY. Fort Knox will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

         (i) NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  (i) If to Producer: to the address listed on the signature page hereof

                  (ii)     If to Fort Knox:

                           Fort Knox Escrow Services, Inc.
                           3539-A Church Street
                           Clarkston, Georgia 30021-1717
                           Attn:  Contracts Administrator
                           Copy:  Michael A. Payne
                                  Vice President

         If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

         (j) SURVIVAL. Paragraphs 5, 6, 8, 9 and 10 shall survive any termination of this Agreement.

         (k) NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.


          Fort Knox Escrow Services, Inc.

          By:    /s/ Michael A. Payne
                 -----------------------------------------
          Title:     V.P.
                 -----------------------------------------

          Producer

          By:          /s/ Nancy J. Ham
                       -----------------------------------
          Print Name:      Nancy J. Ham
                       -----------------------------------
          Title:           CFO
                       -----------------------------------
          Address:      7000 Central Parkway, Suite 620
                       -----------------------------------
                       Atlanta, GA 30328
                       -----------------------------------


          Phone:             (404) 551-1600
                       -----------------------------------
          Fax:               (404) 551-1601
                       -----------------------------------
          Attention:         Nancy Ham
                       -----------------------------------

                                     EXHIBIT A

 Fees to be paid by Producer shall be as follows:

      Initialization fee (one time only)                         $ 750 (payable for initial term only)

      Annual maintenance/storage fee
       -  includes one Deposit Material update                   $ 800/Product
       -  includes two cubic feet of storage space

      Annual Licensee registration fee                           FULL SERVICE
                                                                 $ 150/Licensee
                                                                 (foreign licensee $250)

      Additional Updates                                         $ 100/Product
        (above one per year)

      Additional Storage Space                                   $ 150/Cubic foot

 Payable by Licensee or Producer:

      Due Upon Licensee's or Producer's
      Request for Release of Deposit Materials                   $ 500


Fees due in full, in US dollars, upon receipt of signed contract or deposit material, whichever comes first. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 10% per year.

                                     EXHIBIT B

B1.  Product Name:____________________________________________________________
     Version #:_______________________________________________________________
Prepared/Confirmed by:________________________________________________________
Title:___________________________________      Date:__________________________
Signature:____________________________________________________________________
Type of deposit:
     ____ Initial Deposit
     ____ Update Deposit to replace current deposits
     ____ Other (please describe)_____________________________________________

ITEMS DEPOSITED:
     Quantity    Media Type    Description of Material

A)   ________    ____________  _______________________________________________

B)   ________    ____________  _______________________________________________

C)   ________    ____________  _______________________________________________


B2.  Product Name:____________________________________________________________
     Version #:_______________________________________________________________
Prepared/Confirmed by:________________________________________________________
Title:___________________________________      Date:__________________________
Signature:____________________________________________________________________
     Type of deposit:
     ____ Initial Deposit
     ____ Update Deposit to replace current deposits
     ____ Other (please describe)_____________________________________________

ITEMS DEPOSITED:
     Quantity    Media Type    Description of Material

A)   ________    ____________  _______________________________________________

B)   ________    ____________  _______________________________________________

C)   ________    ____________  _______________________________________________

                                     EXHIBIT C

                                     Licensees

Please list a primary contact person, company names, and address, as well as telephone and facsimile numbers.

COMPANY NAME & ADDRESS

A.____________________________          Contact Name:____________________

______________________________          Telephone:_______________________

______________________________          Facsimile:_______________________

______________________________          Date:____________________________

Product Name and Version #_______________________________________________

B.____________________________          Contact Name:____________________

______________________________          Telephone:_______________________

______________________________          Facsimile:_______________________

______________________________          Date:____________________________

Product Name and Version #_______________________________________________

C.____________________________          Contact Name:____________________

______________________________          Telephone:_______________________

______________________________          Facsimile:_______________________

______________________________          Date:____________________________

Product Name and Version #_______________________________________________


                          (PLEASE COPY PAGE AS NECESSARY)

                                 FIRST AMENDMENT TO
                              MASTER ESCROW AGREEMENT

         This First Amendment to Master Escrow Agreement (the "Agreement") is made to that certain Master Escrow Agreement dated February 1995 (the "master Escrow Agreement"), between Fort Knox Escrow Services, Inc. ("Fort Knox"), and ActaMed Corp. (the "Producer"), to provide certain amended or revised terms to the Master Escrow Agreement. The Master Escrow Agreement and this Amendment together constitute the "Agreement" referred to in the Master Escrow Agreement. All capitalized terms used in this Amendment and not defined herein have the meaning provided for in the Master Escrow Agreement. In the event of any conflict between the terms of this Amendment and the terms of the Master Escrow Agreement, the terms of this Amendment shall govern and control.

         In consideration of the sum of Ten Dollars ($10.00) in hand resolved, and other good and valuable considerations, the receipt and adequacy of which is hereby acknowledged, the parties hereby do agree as follows:

         Section 4.1(b)(i) of the Master Escrow Agreement is deleted in its entirety and the following is substituted thereafter:

         (I) written notification that Producer has failed in material respects to support the applicable Systems as required by a valid and existing License Agreement ("License Agreement") between Licensee and Producer, or that the terms of any other agreement to which Producer and Licensee are a party provides that Licensee is entitled to receive the Deposit Materials, or that Producer has ceased the business of supporting the applicable Systems ("Producer Default");

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals by its duly authorized representative.


Fort Knox Escrow Services, Inc.         ActaMed Corporation

By: /s/ Jane L. Elliott            By: /s/ Nancy J. Ham
   --------------------------         -------------------------------

Name: Jane L. Elliott              Name: Nancy J. Ham
     ------------------------           -----------------------------

Title: Senior Account Manager      Title: CFO
      -----------------------            ----------------------------

Date: 9/27/95                      Date: 9/27/95
     ------------------------           -----------------------------

                                     EXHIBIT F

                          MAINTENANCE AND SUPPORT SERVICES

ActaMed will provide United HealthCare Corporation with the following hardware, network and application (product) maintenance services which will be performed by ActaMed staff not dedicated to UHC enhancements. The cost of these maintenance services are provided as a part of the transaction and site fees, and include:


- Correction of identified system bugs in the network hardware or application;

- Changes and modifications to the ActaMed hardware, application and network required to manage scalability and capacity issues associated with increased transaction volumes;

-    Changes required to maintain service level commitments as identified in
     Exhibit I;

- Help Desk services as defined in Exhibit I, including appropriate staffing, call response time, escalation procedures, reporting, availability, severity levels, problem log tracking and problem resolution, etc;

- Maintaining the ORBIT system and accurately performing the provider registration process on ORBIT to include the assignment of Site and Tax ID's;

-    User Security set up and processing;

- Marketing Group Product Support for maintenance of a COMPUTERIZED DEFECT CONTROL SYSTEM problem log to include ongoing discussions between the Help Desk personnel and the ActaMed development staff to communicate customer needs and reactions to daily activity;

- Plan Rep Training for all current and future owned or managed plans as well as UHC corporate staff;

- Plan Rep and Corporate training will be conducted at ActaMed locations unless alternate locations are mutually agreed upon by both parties.

- Maintenance, monitoring and reporting of network and communication systems regarding stability and performance as specified in Exhibit D;


                                       F 1

- Multi-Payor and Vendor technical and administrative support to insure collection and transmission of maximum volumes of electronic claims to UHC; Infrastructure will be upgraded by ActaMed as needed to accommodate provider transactions to UHC;

- Maintenance of appropriate connectivity to UHC host systems to maintain security provisions and data integrity of UHC transactions;

- Administer and maintain license agreement procedures with providers assuring appropriate signatures and approvals from UHC providers;

- Provide routine, updated application and network documentation for UHC sites and corporate;

- Maintain the network and application to assure data integrity of transactions;

- Maintenance releases shall be defined to include any emergency releases issued by ActaMed;

- Technology upgrades to the ActaMed hardware, network, and/or application (to include such things as fault tolerance products and services) will be included as part of ongoing maintenance;

- Provide ongoing support of and communication with the health plan representatives on electronic commerce issues, targets and strategies;

- Provide monthly billing detail by health plan, and in the aggregate, for all transaction activity.

- The following list of projects are "maintenance" and are part of the general support activities provided by ActaMed:

     1. TCP/IP socket interface to ESN
     2. Claim Batch Processing (CPB) - Report Generation Redesign
     3. TALX Voice Response system support
     4. Identification of health plans by payer ID
     5. Menu navigation and file transfer
     6. Accept physician claims using HCFA NSF 2.0 format



                                       F 2

                                     EXHIBIT G

                           ACTAMED PROVIDERLINK SECURITY

FUNCTION OBJECTIVE

To provide adequate data security given the confidential nature of the data and the types of transactions performed on the ActaMed ProviderLink network.

Security related to ActaMeds ProviderLink is made up of multiple components:
Workstation security, network security and host security. This document will concentrate on workstation and network security.

FUNCTION FEATURES

DATA OWNERSHIP
The ActaMed ProviderLink network is a system that enables communication between a health care provider's place of business and payer host systems. While the ActaMed ProviderLink network enables the flow of data between these entities, it "owns" none of the data.

WORKSTATION SECURITY
ActaMed ProviderLink sites are identified by a site id. This site id is used by the ActaMed ProviderLink network to control access. A provider's office will install site security when installing the ActaMed ProviderLink application software. In early versions of ProviderLink, this consisted of a hardware dongle device with a hardwired site id. With the most recent version of the ActaMed ProviderLink application, "Softlock" is used. The "Softlock" process writes the site id to a physical sector on the hard disk, then writes the address of that sector into each ActaMed ProviderLink application executable for decoding.

A user id is used within the ActaMed providerLink application to locally control access to functionality. When the ActaMed ProviderLink application software is installed, a default administrator user id is established. It is the responsibility of the site administrator to define workstation user ids and passwords, and the functions each can access. This allows the site to control who has access to which functions of Actameds ProviderLink. The user id is passed along with all transactions to the ActaMed's ProviderLink network, but only the site id is used to control access within the network.

NETWORK SECURITY
The ActaMed ProviderLink will use the ORBIT tool to manage security. ActaMed network security administrators will be responsible for registering provider sites. When registering a site, the transactions a site can perform and the payers that

                                       G 1
the transaction can be performed with are granted. The administrators also register sites and providers with some of the payer host systems accessed via ActaMed's ProviderLink.

The ActaMed ProviderLink network makes a call to the security gatekeeper with every transaction after the point of entry into the ActaMed ProviderLink network. The gatekeeper will return whether a site is authorized to perform the requested transaction or not.

In addition, the functional software servers that make up the ActaMed ProviderLink real-time network use a software ticketing scheme to control access. Each functional server downstream from the gatekeeper call will check to ensure that a valid ticket is passed as part of the call. In this manner, we control access to a tightly defined path; in effect, if you know the internal structure of the ActaMed ProviderLink network, you still cannot bypass the security module to gain access to functionality.

HOST SECURITY
In general, host security is left up to the business partner that "owns" the host. As necessary, the ActaMed ProviderLink network will provide information to the host system to satisfy the security requirements.

In the case of COSMOS, ActaMed ProviderLink site id's are associated with Unisys user ids. Also associated with each Unisys user id are transaction codes (tran codes) and UHC provider ids. When transactions are performed to COSMOS, the site id is converted to a Unisys user id; then the user id and tran code are checked to ensure access is allowed. For provider sensitive transactions (referrals, claim status, etc.), the provider association is also verified.


                                    G 2

                                 ACTALINK SECURITY

FUNCTION OBJECTIVE
To provide adequate data security given the confidential nature of the data and the types of transactions performed on the ActaLink network.

FUNCTION FEATURES

DATA FEATURES
ActaLink is a distributed database system which operates as if it were centralized. It implements an abstract date model in a distributed database system context. It supports operations that make it appear centralized to the system user. The user need not be concerned with where the desired information is stored.

Although a given user is provided with a centralized database view, the information in the system is actually distributed over a set of remote databases. These databases store all of the details for particular objects defined by the abstract data model. The adstract data model is a set of application dependent data structures.

The distribution of the detailed information assists in determining who owns which information. The distributed nature of the database system makes the precise definition of ownership very clear and intuitive, a characteristic not shared by centralized databases.

NETWORK USERS
Network users have a login ID and a password. The password for a given login ID, or user, expires at a configurable time interval. Once a user's password has expired the network notified the user, who must immediately change his or her password with a transaction designed for that purpose. From that time onward, until the end of the next password expiration interval, the new password must be used by the individual using the affected login ID.

All password administration and login ID authentication is managed centrally by the ActaLink network security administrator.

WORKSTATION SECURITY
All ActaLink network workstations, wherever resident, become the responsibility of a local network security adminsitrator. This administrator must define which network users are permitted to login to ActaLink through their local workstation(s). ActaMed provides the administrator with a special login ID and passwork that are used only for the purpose of workstation security administration. The local security administration uses this ID to grant other ActaLink users permission to access ActaLink through that particular workstation.



                                       G 3

The local workstation security administration account does not have ActaLink network access, so the local security administrator must use a different account for personal ActaLink network access. This reduces the probability that another user could walk up to an existing open network session and grant themselves access to the system without knowing the security administration ID or password.

A given ActaLink network user may be granted access to a variety of ActaLink workstations in physician practices and hospitals, but only if the local security administrators at each of those locations have authorized such access. Accordingly, a physician can access the ActaLink system at his/her practice as well as the hospital assuming that the physician has access privileges at the hospital. This access can be granted with a single password and network ID.

USER ROLES
When a given user signs on to the network, the supplied password is validated and the user's role is returned to the front-end application program. The front-end application determines which functions are to be made available to the user by decoding the user's role and uses the role to prevent the user from accessing screens and controls which are not appropriate. The front-end application only presents the user with facilities and services granted by the network through the user role.

API CALLS
The ActaLink Application Program Interface (API) is composed of all the procedures that user application programs may employ to search for, read, and update information in ActaLink distributed databases.

All access to all databases in the ActaLink system via dynamic SQL are defeated using network security configuration data under the direct and exclusive control of the network security administrator. The only method of acquiring data or updating it is through the ActaLink API calls. A user's access to the API is governed by ActaLink transaction security.

ACTALINK TRANSACTION SECURITY
The privilege of using particular API calls is explicitly granted to each user role independently. This permits the network security administrator to allow any user with user role A to make calls in API call set 1, and users with role B to make calls in API call set 2, allowing some calls to be included in both API call sets (A & B). Call sets A & B correspondend to security domains, each of which defines a set of network services to which a particular user role is granted. As stated in the User Role section above, this transaction level security is accomplished by disabling front-end transactions presented to the user.


                                       G 4

                                     EXHIBIT H

                              TRANSACTION DEFINITIONS


Professional Claims, Institutional Claims, and Encounters allow a user to enter claims, and send transmissions to the Network for processing.

Claim Status Inquiry, which allows a user to inquire on the status of a pending or processed claim.

Eligibility Inquiry, which allows a user to verify a member's eligibility and obtain information about the member's co-pays and their effective and expiration dates. A user can also obtain the member number, coordination of benefits and primary care physician information, if available.

Referral ADD/DEL, which allows a user to submit referrals to the UHC mainframe computer for processing or delete submitted referrals that are pending.

Referral Status Inquiry, which allows a user to inquire on the status of a previously submitted referral.

ProviderLink Mail?Fax (which is always billed to the sender), which allows a user to receive, read, print, create, and send electronic mail messages and facsimiles to other users of the Network.

ANSI X12 834 Enrollment transactions allow employers to submit individual and/or family enrollment data for eligibility in health plan benefit programs.

Provider Directory which allows a user to download provider demographic information by speciality from the Network.

                                     EXHIBIT I

                               PERFORMANCE STANDARDS
                                        AND
                               METHODS OF MEASUREMENT


NETWORK AVAILABILITY

The network will be available 24 hours a day, 7 days a week with the exception of scheduled downtime.

-    During this time, ActaMed will achieve the following performance standards:

     * 95% of the time or better, hardware and modems will be operational and available for receiving/accepting calls. Hardware specifically includes the ActaMed UNIX machines and the modems attached to the hardware. Measurement will be weekly with reporting monthly.

     * 90% or better successful modem connectivity, until 30 days after the network is moved and is under the complete control of ActaMed, at which time 95% or better successful modem connection performance will be required. Of the calls attempted, ActaMed's bank of modems will negotiate a successful connection and offer service 95% of the time. This measurement will be based on statistics generated by the HDMS modem rack network controller and will be measured weekly with reporting monthly.

     * 95% or better of transactions will be successful. Of the transactions submitted to ActaMed, 95% of these will be successfully serviced. Measurement will be weekly with reporting monthly.

The definition for transaction success will be those transactions that do not result in a system generated, non-user created error. They may be categorized into the following:

-    transactions that return valid data

- transactions that return a meaningful message, but not an error (i.e. "Name not found" when performing an eligibility inquiry by name.)

- transactions returning an error based on the information received (i.e. "Unknown Request Format" which indicates an incorrectly formatted transaction.)


                                       I 1

Transaction failures are defined as those transactions that fail due to a system component failure (i.e. "Internal DCE Error" which identifies that a service necessary to complete the transaction was not available). Transaction failures will be recorded and measured according to the standards described above.


AVAILABILITY MEASUREMENT

Availability is measured as the number of ACTUAL hours available as a percentage of total AVAILABLE hours. Planned systems downtime is NOT included in the total availability time. The following definitions are used for calculating the availability measurement:

-    DEFINED HOURS are the total days in the month multiplied by 24 hours.

- PLANNED HOURS are the planned and published hours that any system is down for maintenance or other planned outages.

-    AVAILABLE HOURS are the Defined Hours minus the Planned Hours.

- UNPLANNED HOURS are the unplanned hours of downtime experienced during the month.

-    ACTUAL HOURS are the Available Hours minus the Unplanned Hours.

- AVAILABILITY PERCENTAGE is determined by dividing the Actual Hours by Available Hours and multiplying the result by 100.

- CONNECTIVITY PERCENTAGE is determined by dividing the Total Successful Calls to the system by the Total Attempted Calls and multiplying the result by 100.

UHC will consider these performance standards achieved if the network availability described above is achieved 95% of the time, or better. UHC will consider less than 95% performance achievement within two months of any consecutive six month period to be a material breach of this Service Level Agreement.

Reporting as identified in Exhibit D will be the source documents from which these standards will be measured. Compliance to these standards will be determined by UHC upon reviewing the reports provided to the UHC/ActaMed liaison.


                                       I 2

In the event that ActaMed cannot perform according to the standards because of emergent situations. UHC will be notified following the emergency procedures outlined in this document.

Reports on performance are due to UHC by no later than the 10th working day following the end of the month.


LABORLINK SYSTEM

ActaMed will continue to support the batch processing of Allinas LaborLink system, at the level of performance required for the ActaMed ProviderLink network. ActaMed will deliver files to the Third Party Administrator's (TPA) mailboxes as soon as UHC uploads the files to the network, usually available by 8:00 a.m. every Monday, which allows reports to be released to TPA's by noon on Monday, fifty-two weeks a year.


DATA INTEGRITY

ActaMed will uphold the highest standard of integrity with regard to the transmission and processing of transactions, reporting performance and service. Information received from ActaMed will be correct, and without errors, [*] of the time, measured monthly, unless otherwise stated in the SLA.

All updates from COSMOS or other UHC host systems will be promptly and correctly applied 98% of the time.


ACTAMED PROVIDERLINK HELP DESK

Users, UHC health plans and business units agree to call the ActaMed ProviderLink Help Desk at 612-945-8500 or 1-800-446-8279 for all problem resolution when concerns cannot be resolved by the Health Plan, or a Health Plan representative is not available. The ActaMed ProviderLink Help Desk will be open from 7:00 a.m. - 5:00 p.m. CST, Monday through Friday. Voice mail is available for after hour calls. Messages left on voice mail after business hours will be retrieved the following business day.


                                       I 3

CALL DOCUMENTATION

Utilizing the ActaMed ProviderLink Help Desk computerized problem management tool, the following information will be recorded on each call to the help desk:

Site ID (PC ID)     Site Name                Caller Name         Phone Number
Health Plan         Priority Level           Date of Call        Time of Call
Problem Code        Call Recipient           Problem Definition
Call Status         Resolution Information

The ActaMed ProviderLink Help Desk will attempt to accommodate any requests for additional information as long as the collection of the information does not add significant time and effort in logging the call. The ActaMed ProviderLink Help Desk statistics will be reported to UHC on a routine basis but will not be integrated into any individual health plan's call tracking statistics.


DEFINITION OF THE PRIORITY LEVEL CLASSIFICATIONS

All calls will be assigned to one of three priority levels. The following definitions will be used by the ActaMed ProviderLink Help Desk Representatives to assign priority to calls:

SEVERITY 1 - A critical system or component is down or experiencing degraded service causing UHC's or a customer's business functions to be halted

SEVERITY 2 - A single user is down, a component is experiencing degraded service, or scheduled deliverables are unavailable. This does not have a critical impact on the business, but may restrict function to some users and may impact normal business operations.

SEVERITY 3 - A user's system is still operating but is experiencing difficulties or a specially requested deliverable is unavailable.

The definition of each priority level and the classification of call types into priority levels will be determined through negotiation between ActaMed and UHC. The definitions may be reassessed and are subject to change. The ActaMed ProviderLink Help Desk's method of classifying calls into priority levels will be reviewed periodically with UHC. UHC will be responsible for defining additional situations and communicating to ActaMed any requests on how to classify particular call situations.


                                       I 4

In the event that the ActaMed ProviderLink Help Desk computerized on-line problem management tool is down, call information will be recorded manually and entered into the system when it becomes available.


MEASUREMENT

Objectives have been set for both the maximum time required for communicating the current status and action plan to the user and to UHC for each priority level and for the percentage of call volumes that will meet these objectives.

Measurement will begin when the problem is received by the ActaMed ProviderLink Help Desk and recorded into the computerized on-line problem management tool. Measurement will end when the call is closed, (i.e. the current status and action plan is communicated to the user and the appropriate UHC health plan has acknowledged the problem) by the ActaMed ProviderLink Help Desk representative. It is the responsibility of the UHC health plan personnel to notify ActaMed ProviderLink Help Desk when an open call has been resolved by a health plan resource, but not communicated to ActaMed by the user.

The percent of calls closed within the time frame objectives will be measured by calculating, by priority level, the volume of calls closed within the time frame objectives as a percentage of total calls opened.


SALES, INSTALLATION AND TRAINING

When selling ProviderLink, UHC will ensure that the users conform to the technical standards that have been established in the current version of Schedule B of the ProviderLink License Agreement. UHC will continue to follow ProviderLink approved installation procedures and will provide an adequate level of user understanding of ProviderLink through appropriate training.

The ProviderLink health plan representatives will be trained by ActaMed as described in Exhibit F. UHC recognizes that the quality of ActaMed's ProviderLink Help Desk support is partially dependent on UHC's sales and installation to sites with approved technical requirements and thorough training of users.


CAPACITY PLANNING

UHC is responsible for providing the ActaMed's ProviderLink Help Desk with as much information as possible to assist ActaMed in planning for the appropriate levels of staffing to meet the service level objectives. Forecasts of site sales,


                                       I 5
installation scheduling and specific events that will impact ActaMed's ProviderLink volume of calls will be communicated to the best of UHC's ability. Major support requirements will be communicated with a 90 day lead time, whenever possible.


TECHNICAL MAINTENANCE/ENHANCEMENT SCHEDULING OBJECTIVES

PDR (PROVIDERLINK DEVELOPMENT REQUEST) PROCESS

ActaMed will have an established process for documenting all ProviderLink user requests for correction of problems or the development of new functionality. All requests are recorded into a computerized defect control system software product including a detailed description of the requirements. All regular open requests are reviewed by the ActaMed ProviderLink development team on a routine basis, however, UHC will be responsible for establishing the development priorities. ActaMed assumes the responsibility to make the development and maintenance modifications based on UHC priorities.

DURING THE TRANSITION, ACTAMED PROVIDERLINK PRODUCT MARKETING WILL AID AND CONTRIBUTE TO THE PRIORITIZATION OF UHC REQUESTS IF NEEDED. FOLLOWING THE TRANSITION PERIOD, ACTAMED WILL CONSIDER THIS ASSISTANCE A LONG TERM BILLABLE SERVICE.

NETWORK MAINTENANCE RELEASES

Regular ProviderLink network maintenance enhancements and fixes will be completed and certified on a regular basis. They will be released into production on Thursday evenings, AS AVAILABLE. Major software and hardware releases will be scheduled to go into production on weekends. ActaMed will communicate these changes to UHC on a regular, weekly basis.


EMERGENCY MAINTENANCE RELEASES

Emergency maintenance is defined as the correction of a technical bug or omission in the existing functionality of ActaMed's ProviderLink presentation software or network. The technical problem renders the ProviderLink feature or user inoperable.

ActaMed will be responsible for ongoing monitoring and quality control of the network and application. UHC will expect ActaMed to have a well defined problem identification procedure to document and fix inoperable functionality before recognized by UHC or its users. However, when this has not been


                                       I 6
accomplished, UHC will in cooperation with an ActaMed staff resource, complete a PDR with as much information as is available, designate it as emergency, and submit it to the ActaMed ProviderLink Product Marketing staff. The UHC/ActaMed liaison is responsible for supporting ActaMed with the initial research and documentation of the problem via the PDR.

The service level performance objective for emergency correction will be within ten business days. Tracking of the fix will begin at the time of ActaMed's receipt of the PDR. Emergency changes will be released on any given day. These releases are not subject to the Thursday release schedule.

The correction of the emergency technical problem will be in the control of the ActaMed development team. ActaMed is not responsible for correcting problems located outside of the ActaMed ProviderLink presentation software or network, i.e. a specific user's configuration, hardware problems, or technical problems located within another vendor's software.


APPLICATION MAINTENANCE RELEASES

Application Maintenance releases will include maintenance and fixes of presentation software bugs identified and documented in the PDR process. A software bug is defined as existing functionality that fails to perform as designed.

Where applicable, it will be the responsibility of UHC to assist
ActaMed/ProviderLink development in thoroughly researching user needs and determining the implication of product changes on all stakeholders within United HealthCare and ProviderLink end users.

The registration, installation and training of ProviderLink users on the features of any maintenance release is the primary responsibility of UHC.


ENHANCEMENT RELEASES

All enhancements to the ActaMed ProviderLink software or network will be provided to UHC health plans or affiliates as outlined in the Service Level Agreement. Enhancements are defined as the addition of functionality that does not currently exist in the ProviderLink system, or is currently not supported. In addition, these releases may include maintenance and fixes of presentation or other software bugs not included in the routine application maintenance releases.

An enhancement release may also include modifications to any or all of the current ProviderLink features of Claim Submissions, Eligibility, Referrals, Referral Status, Claims Status, ProviderLink E-mail/Fax, and Provider Directory.


                                       I 7

Enhancements specific to UHC, and those created exclusively for UHC by the ActaMed/UHC dedicated team, will be released according to the agreed upon schedule. Information specific to the dedicated team and enhancements paid for by UHC, will be outlined in the Dedicated Team Agreement.

It is the responsibility of UHC to assist ActaMed/ProviderLink development in thoroughly researching user needs and determining the implication of product enhancements on all stakeholders within United HealthCare and ProviderLink end users.

The registration, installation and training of ProviderLink users on the features of any new release is the primary responsibility of UHC. All requests for the development of enhancements in functionality will be communicated to ActaMed through the PDR process.


COMMUNICATION OF TECHNICAL REQUIREMENTS

The ActaMed ProviderLink development team will formally communicate to UHC's health plan ProviderLink Managers, 90 days prior to release date, any anticipated changes in standard hardware requirements, as defined in the current version of schedule B of the ProviderLink License Agreement, that would impact UHC's users of new ProviderLink software releases.


PLANNING FOR THE YEAR 2000

ActaMed will plan for, and successfully implement, changes to all applications and network tools and services to accommodate the transition to the year 2000. ActaMed will perform this task on internal software as part of the maintenance agreement with UHC and will be done at no extra cost. If UHC data formats change as a result of adding support for the year 2000, UHC will prioritize this exclusive change for ActaMed and submit the change request for completion by the UHC dedicated team.


                                       I 8

ALLINA SERVICE LEVEL AGREEMENT (SLA)

ActaMed will perform to the level of service described in the 1996 agreement negotiated with Allina by the UHC EDI Services Department through the duration of the 1996 calendar year.



                                       I 9

                                                                       EXHIBIT J


                           UHC OPERATING ENVIRONMENT


(a) UHC will provide a WAN capable of routing TCP/IP communications traffic between ActaMed and UHC Corporate.

(b) UHC will provide the asynchronous communications supporting communications traffic between ActaMed, PrimeCare and all UHC health plans or business units or outsourced systems requiring connectivity.

(c)  UHC will provide the communications equipment necessary to support (a) and
     (b). UHC will provide CSU/DSUs, FRACs, routers, and modems needed to support the communications between ActaMed and the UHC WAN.

(d) UHC may establish firewalls and other security measures as appropriate to control access to the UHC networks.

ATTACHED DIAGRAMS:

In the first diagram, labeled Attachment I, the division of responsibility is identified by the vertical line. This division of responsibility is depicted in more detail by the second diagram, labeled 'ProviderLink'. In the second diagram, the cloud which represents the UHC WAN and the 3 large servers at the bottom of the page (COSMOS, UHCI, PrimeCare, and future connections), are the responsibility of UHC Corporate. The WAN cloud includes all communications equipment necessary to connect the ActaMed LAN to the UHC WAN.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT K

                                 EMC CONTRACTS

-------------------------------------------------------------------------------------------------------------------------------
VENDOR                        CONTRACT       RENEWAL        PRODUCTION     FEES PER CLAIM                   CHARGE TO PROVIDER
                              DATE           DATE           DATE
-------------------------------------------------------------------------------------------------------------------------------
BCBS TX                       10/4/94        Ongoing        3/1/95         .26                              No Charge
(Submits via EDI - USA)

Equifax (CHN & ETS)           4/13/96        (2 yr)         6/10/94        10K free; .21 to 50K; .23        Flat & Xacl Charge
                                             4/13/96                       for 50K-100K; .25 for 100K+

CIS Technologies              3/3/95         Ongoing        10/1/95        .26                              No Charge

Claims By Computer            7/21/95        Ongoing        7/21/95        .28                              No Charge

CyData                        4/6/95         Ongoing        1/21/95        .25                              No Charge

EDI-USA                       3/16/95        Ongoing        6/17/94        .33                              No Charge (Not Explicit)

EDSS                          8/3/95         Ongoing        8/14/95        .21                              Some Charge

ENVOY                         2/1/94         (2 yr)         4/30/94        .28; .04 bonus for 300K in       No Charge
                                             2/1/96                        1994; .30 over 300K in 1994;
                                                                           In 1995; .28 up to 720K; .30
                                                                           over 720K; .04 bonus for
                                                                           1-720K

ELECTRO CLAIM                 2/15/96        Ongoing        In progress    .21 per claim. .23 per claim     No Charge
(subsidiary of MED COMP)                                                   if 10,000 claims or more per
                                                                           month

IMS                           3/16/95        Ongoing        7/5/95         .10/encounter; .15/lab clm;      No Charge
                                                                           .25/other claims

MEDE AMERICA                  2/6/96         Ongoing        In Progress    .225                             No Charge

MED-LINK                      6/21/95        Ongoing        6/28/95        .25                              No Charge on new
TECHNOLOGIES                                                                                                providers

NDC - Pharmacy                10/27/94       Ongoing        2/3/95         .12                              Standard Pharmacy
                                                                                                            Charge

NEIC                          7/1/94         Ongoing        1980           .35 Medical/Hospital
                                                                           .30 Dental

PA BLUE SHIELD                6/14/95        Ongoing        8/29/94        .16                              No Charge (Not Explicit)

QRS                           5/5/95         Ongoing                       .25                              No Charge

SYSTEM ONE                    6/21/94        Ongoing        5/21/95        .30                              .20-.32/claim with a
                                                                                                            $100/mo. minimum

UNITED HEALTHCARE             8/11/95        Ongoing                       .29                              $15/month

US HEALTHDATA                 1/20/95        Ongoing        4/3/95         .25                              No Charge
INTERCHANGE

NO-FEE SUBMITTERS WITHOUT CONTRACTS

Computer Technology                                         6/6/95                                          Billing Service
Corp. (CTC)

Dr. Buccheri                                                12/1/95                                         Hartford Physician

INACTIVE SUBMITTERS

INSURANCE BENEFIT             12/8/94        12/8/95        Never          .15                              No Charge
SPOT CHECK                                   EXPIRED        Submitted

MEDPOWER                      8/1/94         8/1/95         Never          .30                              Some Charge
                                             EXPIRED        Submitted

PHIS(Left the Business)       9/21/94        9/21/95        5/15/95        .30                              No Charge
                                             EXPIRED

PROMPT SOLUTIONS              4/11/94        (2 yr)         6/20/94        29; 02 bonus for 25K in 12       No Charge
                                             4/11/96        Stopped        months of production; 30 for
                                                            Submitting     25K-50K; 03 bonus for 25-50K
                                                                           in 12 months of production;
                                                                           .33 for 50K+

STELLARNET                    7/18/95        7/18/95        Never          .25                              No Charge
                                             EXPIRED        Submitted


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.